Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statements (Form S-8 Nos. 333-229684 and 333-232984 and Form S-3 Nos. 333-228722 and 333-230721) of Waitr Holdings Inc. of our report dated March 16, 2020, relating to the consolidated financial statements of Waitr Holdings Inc. appearing in this Annual Report on Form 10-K for the years ended December 31, 2019 and 2018.

/s/ Moss Adams LLP

Los Angeles, California

March 16, 2020